                                 FIRST AMENDMENT
               TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is effective as of June 30, 2000, by and among OPTICARE EYE HEALTH NETWORK, INC., formerly Consolidated Eye Care, Inc., a North Carolina corporation ("CEC"), OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation ("Opticare"), PRIMEVISION HEALTH, INC., a Delaware corporation ("PVH" and, together with CEC and Opticare, the "Borrowers"), OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Parent" and, together with the Borrowers, the "Obligors"), the financial institutions from time to time party thereto (collectively, the "Lenders"), and BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., in its separate capacity as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Obligors, the Lenders, and the Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of August 13, 2000 (the "Loan Agreement"), which currently provides for a term loan facility (the "Term Loan") in the original principal amount of Twenty One Million Five Hundred Thousand Dollars ($21,500,000) and for a revolving credit facility (the "Revolving Credit Loan") the aggregate principal amount of Twelve Million Seven Hundred Thousand Dollars ($12,700,000) at any one time outstanding;

         WHEREAS, as a result of certain charge offs related to the canceled merger transaction between certain of the Obligors and Vision Twenty-one, Inc., which were in the aggregate amount of One Million Eight Hundred Ten Thousand Dollars ($1,810,000), the Obligors would be in default of certain financial covenants contained in the Loan Agreement as of the fiscal quarter ending June 30, 2000 and have requested that the Lenders and Agent waive such Events of Default;

         WHEREAS, the Obligors have requested that the Lenders and the Agent amend certain of the financial covenants as hereinafter set forth effective as of June 30, 2000; and

         WHEREAS, the Lenders and the Agent are willing to so amend the Loan Agreement, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Defined terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings ascribed to such terms in the Loan Agreement unless otherwise specifically defined herein.

         2. AMENDMENTS. Subject to the terms and conditions set forth herein, the Loan Agreement is hereby amended as follows:

         (a) The definition of "Adjusted Cash Flow" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition of "Cash Flow", to read as follows:

              "Adjusted Cash Flow" shall mean, for any period, the Cash Flow of the Parent and its Subsidiaries for such period, (a) adjusted on a pro forma basis in accordance with GAAP to reflect such cost savings resulting from the Saratoga Acquisitions as are demonstrated by Parent and approved by the Agent, and (b) to the extent that any period of calculation includes the quarter ending June 30, 2000, Adjusted Cash Flow for such period of calculation shall be increased by $1,810,000 in respect of certain charge offs related to the canceled merger transaction between certain of the Parent and the Borrowers and Vision Twenty-one, Inc.

         (b) The definition of "Applicable Margin" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition of "Applicable Margin", to read as follows:

              "Applicable Margin" shall mean (a) with respect to Eurodollar Loans, one and three-quarter percent (1 3/4%) per annum and (b) with respect to Base Rate Loans, one quarter of one percent (1/4%) per annum; provided, that from and after August 11, 2000, "Applicable Margin" shall mean (a) with respect to Eurodollar Loans, two and one-quarter percent (2 1/4%) per annum and (b) with respect to Base Rate Loans, three quarters of one percent (3/4%) per annum.

         (c) The definition of "Borrowing Availability" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition of "Borrowing Availability", to read as follows:

         "Borrowing Availability" shall mean,

                   (i) for the period beginning on January 1, 2000 and ending on
              March 31, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.50;

                   (ii) for the period beginning on April 1, 2000 and ending on
              June 30, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.25;

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

                   (iii) for the period beginning on July 1, 2000 and ending on
              September 30, 2000, an amount equal to Adjusted Cash Flow multiplied by 4.00;

                   (iv) for the period beginning on October 1, 2000 and ending on March 31, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.75;

                   (v) for the period beginning on April 1, 2001 and ending on
              June 30, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.50;

                   (vi) for the period beginning on July 1, 2001 and ending on
              September 30, 2001, an amount equal to Adjusted Cash Flow multiplied by 3.25;

                   (vii) for the period beginning on October 1, 2001 and ending on June 30, 2002, an amount equal to Adjusted Cash Flow multiplied by 3.00;

                   (viii) for the period beginning on July 1, 2002 and ending on
              September 30, 2002, an amount equal to Adjusted Cash Flow multiplied by 2.75;

                   (ix) thereafter, an amount equal to Adjusted Cash Flow
              multiplied by 2.50.

              For purposes of determining Borrowing Availability, Adjusted Cash Flow shall be measured (a) in the case of the fiscal quarter ending June 30, 2000, for the three fiscal quarter period then ending and multiplied by four thirds (4/3rds), and (b) in the case of each fiscal quarter thereafter, for the four fiscal quarter period then ending.

         (c) The definition of "Maturity Date" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and substituting in lieu thereof a new definition of "Maturity Date", to read as follows:

         "Maturity Date" shall mean June 1, 2003.

         (d) Section 2.1(b) of the Loan Agreement is hereby amended by deleting such section in its entirety, and substituting in lieu thereof a new Section 2.1(b), to read as follows:

              (b) The Term Loans shall be repayable in fourteen (14) quarterly principal installments, with the first thirteen (13) installments payable in the amounts and on the Amortization Dates as follows:

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         Amortization Date                 Principal Installment
         -----------------                 ---------------------

         April 1, 2000                           $  375,000
         July 1, 2000                            $  375,000
         October 1, 2000                         $  375,000
         January 1, 2001                         $1,375,000
         April 1, 2001                           $1,000,000
         July 1, 2001                            $1,000,000
         October 1, 2001                         $1,000,000
         January 1, 2002                         $1,000,000
         April 1, 2002                           $1,000,000
         July 1, 2002                            $1,000,000
         October 1, 2002                         $1,000,000
         January 1, 2003                         $1,500,000
         April 1, 2003                           $1,500,000

         The fourteenth (14th) principal installment shall be payable on the Maturity Date in an amount equal to the aggregate outstanding principal balance of the Term Loans. Once repaid, the Term Loans may not be reborrowed.

         3. AGREEMENT REGARDING ADDITIONAL FUNDS. The Obligors hereby agree that, not later than January 1, 2001, they shall have (a) raised funds through the issuance of Subordinated Debt or Capital Stock, and/or entered into binding agreements for the issuance of Subordinated Debt or Capital Stock, in either case on terms and conditions satisfactory to the Agent, and/or (b) raised additional funds through other means on terms and conditions reasonably satisfactory to the Agent, such that, after giving effect to the consummation of all such transactions set forth in the foregoing clauses (a) and (b), the Obligors shall have either received, or in the case of binding agreements shall receive no later than thirty days from the date of such binding agreement, aggregate Net Cash Proceeds from all such transactions, measured from and after the date of this Amendment, in an amount equal to or greater than $5,000,000. Immediately upon each receipt of such Net Cash Proceeds, (i) in each case in which Net Cash Proceeds are received from the issuance of Subordinated Debt, the Obligors shall make a mandatory prepayment of the Term Loans in the amount equal to fifty percent (50%) of such Net Cash Proceeds; (ii) in each case in which Net Cash Proceeds are received from the issuance of Capital Stock, the Obligors shall make a mandatory prepayment of the Term Loans as required by Section 2.13(d) of the Loan Agreement, and (iii) in each case in which Net Cash Proceeds are received in respect of funds raised from any other source, the Obligors shall make a mandatory prepayment of the Term Loans in the amount required by the Lender in its sole discretion, up to and including all of such Net Cash Proceeds. Each such prepayment under the foregoing clauses (i) and (ii) shall be applied to the Term :Loans in accordance with the terms of the Loan Agreement. Notwithstanding the provisions of Sections 2.13(b), (c) or (d) of the Loan Agreement, no additional prepayments out of such Net Cash Proceeds shall be required.

         4. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each Obligor hereby represents and warrants to the Lenders and the Agent that all of such Obligor's representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and any and all documents executed in connection herewith. To induce the Lenders and the Agent to enter into this Amendment and to continue to make advances to the Borrowers pursuant to the Loan Agreement, as amended hereby, each Obligor hereby represents and warrants that, on and as of the date of this Amendment and after giving effect to the waivers contained herein, no Event of Default, nor any event or condition which, with notice, lapse of time, or both, would constitute an Event of Default has occurred and is continuing under the Loan Agreement. As a further inducement of the Lenders and the Agent to enter into this Amendment and to continue to make advances to the Borrowers pursuant to the Loan Agreement, as amended hereby, the Obligors represent and warrant to the Agent and the Lenders as follows:

              (a) Each Obligor has the power and authority to enter into this Amendment and the other instruments, documents, or agreements executed by such Obligor pursuant hereto or in connection herewith (the "Amendment Documents") and to perform all of their respective obligations hereunder and thereunder;

              (b) the execution and delivery of this Amendment and the Amendment Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) on the part each Obligor;

              (c) the execution and delivery of this Amendment and the Amendment Documents and performance thereof by each Obligor does not and will not violate the Articles or Certificate of Incorporation, By-laws or other organizational documents of such Obligor and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to such Obligor or its respective properties; and

              (d) the Amendment and the Amendment Documents have been duly executed and delivered by each Obligor and constitute the legal, valid and binding obligations of the each Obligor, enforceable in accordance with their respective terms.

         5. EXPENSES. The Obligors, jointly and severally, agree to pay, immediately upon demand by the Lenders and the Agent, all attorneys' fees, and other out-of-pocket charges and expenses incurred by the Lenders and the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and other instrument, document, agreement, or amendment executed in connection with this Amendment.

         6. DEFAULTS HEREUNDER. The breach of any representation, warranty, or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and the Lenders and the Agent shall be entitled to exercise all rights and remedies they may have under the Loan Agreement, any of the other Loan Documents, and applicable law.

         7. CONDITIONS PRECEDENT. Subject to the other terms and conditions of this Amendment, the amendments and waivers set forth herein shall not become effective, and the Lenders shall have no obligation to fund any Loans until following conditions have been met, to the sole and complete satisfaction of the Lenders, Agent, and their respective counsel:

         (a) EXPENSES. The Agent shall have been reimbursed for all of fees and expenses incurred reimbursable under Section 5 hereof.

         (b) DOCUMENTATION. The Agent and Lenders shall have received the following documents, each duly executed and delivered to the Lenders and the Agent, and each to be satisfactory in form and substance to the Agent and its counsel:

              (i) a certificate of the Secretary of each Obligor certifying (a) that attached thereto is a true and complete copy of the Articles or Certificate of Incorporation of such Obligor as in effect on the date of such certification, or that such Certificate of Incorporation has not been amended, restated, supplemented, or otherwise modified since August 13, 1999; (b) that attached thereto is a true and complete copy of the bylaws of such Obligor, as in effect on the date of such certification, or that the bylaws in effect on such date of certification have not been amended, restated, supplemented or otherwise modified since August 13, 1999; (c) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Obligor, authorizing the execution, delivery, and performance of this Amendment and/or the other instruments, documents, or agreements delivered pursuant hereto; and (d) as to the incumbency and genuineness of the signatures of the officers of each Obligor executing this Amendment or any of the other instruments, documents, or agreements executed pursuant hereto;

              (ii) Certificates as to No Default and Related Matters from the Obligors, executed by an officer of each of the Obligors;

              (iii) An opinion of counsel to the Obligors as to the enforceability of this Amendment and the Amendment Documents and as to such other matters as the Agent may require;

              (iv) such acknowledgments, reaffirmations and consents as the Agent may require in respect of any guarantors of the Secured Obligations or any Subordinated Debt; and

              (v) such other documents as the Agent or the Lenders may reasonably request. Once all the conditions precedent set forth above have been fulfilled, this Amendment will be deemed effective as of the date of such fulfillment.

         8. REFERENCES IN LOAN DOCUMENTS. All references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

         9. NO CLAIMS, OFFSET. Each Obligor hereby represents, warrants, acknowledges, and agrees to and with the Lenders and the Agent that (a) such Obligor does not hold or claim any right of action, claim, cause of action, or damages, either at law or in equity, against the Lenders or the Agent which arises from, may arise from, allegedly arise from, are based upon, or are related in any manner whatsoever to the Loan Agreement and the Loan Documents or which are based upon acts or omissions of the Lenders or the Agent in connection therewith and (b) the Obligations are absolutely owed to the Agent and the Lenders, without offset, deduction, or counterclaim.

         10. NO NOVATION. The terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement. Instead, it is the express intention of the parties hereto to affirm the Loan Agreement and the security created thereby.

         11. LIMITATION OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend, or modify any term or condition of the Loan Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed, and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement.

         13. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Notwithstanding any other language to this Amendment or the Loan Agreement, any one of the Lenders may at any time assign all or any portion of its rights under the Loan Agreement, as amended hereby, and the Notes, as replaced and substituted pursuant to the Loan Agreement, as amended hereby, in accordance with Section 13.3 of the Loan Agreement.

         14. SECTION REFERENCES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         15. FURTHER ASSURANCES. Each Obligor agrees to take such further action as the Lenders and the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

         16. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

         17. MERGER. This Amendment and the agreements, documents and instruments executed in connection herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties of such subject matter.

         18. ACKNOWLEDGMENT OF DEBT. The Loan Agreement and the Loan Documents remain in full force and effect and are hereby ratified and affirmed. Each of the Obligors hereby (i) confirms and agrees that each Obligor is truly and justly indebted to the Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and
(ii) reaffirms and admits the validity and enforceability of the Loan Agreement and the Loan Documents and the Liens in the Collateral which were granted pursuant to the Loan Documents and otherwise.

                  [Signatures Contained on the Following Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.

                                       "CEC"

                                       OPTICARE EYE HEALTH NETWORK, INC.,
                                       a North Carolina corporation

                                       By:    /s/ Steven Ditman
                                              ----------------------------------
                                              Its: CFO & Treasurer
                                                  ------------------------------

                                       Attest: /s/ Stephen Fisher
                                              ----------------------------------
                                              Its: Secretary
                                                  ------------------------------

                                                        [CORPORATE SEAL]

                                       "Opticare"

                                       OPTICARE EYE HEALTH CENTERS, INC.,
                                       a Connecticut corporation

                                       By:    /s/ Steven Ditman
                                              ----------------------------------
                                              Its: CFO & Treasurer
                                                  ------------------------------

                                       Attest: Stephen Fisher
                                              ----------------------------------
                                              Its: Secretary
                                                  ------------------------------

                                                        [CORPORATE SEAL]

                       [Signatures Continued on Next Page]

                   [Signatures Continued From Preceding Page]

                                       "PVH"

                                       PRIMEVISION HEALTH, INC.,
                                       a Delaware corporation

                                       By:    /s/ Steven Ditman
                                              ----------------------------------
                                              Its: Executive V.P. & CFO
                                                  ------------------------------

                                       Attest: /s/ Stephen Fisher
                                              ----------------------------------
                                              Its: Secretary
                                                  ------------------------------

                                                        [CORPORATE SEAL]

                                       "Parent"

                                       OPTICARE HEALTH SYSTEMS, INC.,
                                       a Delaware corporation

                                       By:    /s/ Steven Ditman
                                              ----------------------------------
                                              Its: Executive V.P. & CFO
                                                  ------------------------------

                                       Attest: /s/ Stephen Fisher
                                              ----------------------------------
                                              Its: Secretary
                                                  ------------------------------

                                                        [CORPORATE SEAL]

                       [Signatures Continued on Next Page]

                   [Signatures Continued From Preceding Page]

                                       "LENDER"

                                       BANK AUSTRIA CREDITANSTALT CORPORATE
                                       FINANCE, INC.

                                       By: /s/ Gary Andresen
                                          --------------------------------------
                                          Gary W. Andresen
                                          Senior Associate

                                       By: /s/ Scott Kray
                                          --------------------------------------
                                          Scott Kray
                                          Senior Vice President

                                       "AGENT"

                                       BANK AUSTRIA CREDITANSTALT CORPORATE
                                       FINANCE, INC.

                                       By: /s/ Gary Andresen
                                          --------------------------------------
                                          Gary W. Andresen
                                          Senior Associate

                                       By: /s/ Scott Kray
                                          --------------------------------------
                                          Scott Kray
                                          Senior Vice President